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                                                                      EXHIBIT 99


NEWS

CB COMMERCIAL REAL ESTATE SERVICES GROUP, INC.
533 South Fremont Avenue
Los Angeles, CA 90071
(213) 613-3123
TRADED: NYSE:CBG


AT THE COMPANY                AT THE FINANCIAL RELATIONS BOARD
Cary Brazeman                 Karen Taylor             Stephanie Mishra
Corporate Communications      General Information      Investor/Analyst Contact
(213) 613-3227                (310) 442-0599           (415) 986-1591


FOR IMMEDIATE RELEASE
APRIL 21, 1998


CB  COMMERCIAL COMPLETES ACQUISITION OF REI LIMITED

LOS ANGELES, CA, APRIL 21, 1998 -- CB Commercial Real Estate Services Group, Inc. (NYSE: CBG), the world's leading real estate services firm, today announced it has completed the acquisition of REI Limited, the holding company for all Richard Ellis operations outside of the United Kingdom. The combination was originally announced on December 9, 1997. In 1997, REI reported revenues of approximately $119 million and earnings before interest, taxes, depreciation and amortization of more than $12 million.

On May 4 the combined company expects to officially announce the new name under which it will be operating worldwide.

CB Commercial (NYSE:CBG) is the world's leading and largest vertically integrated commercial real estate services company. Headquartered in Los Angeles with over 8,000 employees worldwide, the company serves real estate owners, investors and occupiers in over 200 cities in 28 countries. Services include property sales and leasing, property management, corporate advisory services and facilities management, mortgage banking, investment management, capital markets, appraisal/valuation and market research. CB Commercial, founded in 1906, reported 1997 revenues in excess of $730 million.

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For more information on CB Commercial (via facsimile and at no cost), simply call 1-800-PRO-INFO and dial client code "CBG." If you are calling from outside the United States, please dial 908-544-2850.

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